As filed with the Securities and Exchange Commission on December 14, 2017

Registration No. 333-26117

Registration No. 333-48692

Registration No. 333-87028

Registration No. 333-127144

Registration No. 333-127145

Registration No. 333-137778

Registration No. 333-151618

Registration No. 333-159833

Registration No. 333-174394

Registration No. 333-210065

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 26117)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 48692)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 87028)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 127144)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 127145)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 137778)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 151618)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 159833)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 174394)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333- 210065)

INVENTURE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0786101
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

5415 East High Street, Suite 350

Phoenix, Arizona 85054

(Address of Principal Executive Offices, including Zip Code)

POORE BROTHERS, INC. 1995 STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENTS

INVENTURE FOODS, INC. AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

INVENTURE FOODS, INC. 2015 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Dylan Lissette

Chief Executive Officer

Inventure Foods, Inc.

5415 East High Street, Suite 350

Phoenix, Arizona 85054

(623) 932-6200

(Name, address and telephone number of agent for service)

with a copy to:

Richard J. Busis

Cozen O’Connor

1650 Market Street

Suite 2800

Philadelphia, Pennsylvania 19103

(215) 665-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Inventure Foods, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-26117), registering 2,320,000 shares of the Company’s common stock (“Common Stock”), filed with the Securities and Exchange Commission on April 29, 1997;

•	Registration Statement on Form S-8 (File No. 333-48692), registering 1,500,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 26, 2000;

•	Registration Statement on Form S-8 (File No. 333-87028), registering 600,000 shares of Common Stock, filed with the Securities and Exchange Commission on April 26, 2002;

•	Registration Statement on Form S-8 (File No. 333-127144), registering 410,518 shares of Common Stock, filed with the Securities and Exchange Commission on August 3, 2005;

•	Registration Statement on Form S-8 (File No. 333-127145), registering 89,482 shares of Common Stock, filed with the Securities and Exchange Commission on August 3, 2005;

•	Registration Statement on Form S-8 (File No. 333-137778), registering 1,097,167 shares of Common Stock, filed with the Securities and Exchange Commission on October 3, 2006;

•	Registration Statement on Form S-8 (File No. 333-151618), registering 749,900 shares of Common Stock, filed with the Securities and Exchange Commission on June 12, 2008;

•	Registration Statement on Form S-8 (File No. 333-159833), registering 545,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 8, 2009;

•	Registration Statement on Form S-8 (File No. 333-174394), registering 800,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 20, 2011; and

•	Registration Statement on Form S-8 (File No. 333-210065), registering 1,400,560 shares of Common Stock, filed with the Securities and Exchange Commission on March 10, 2016.

On December 14, 2017, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 25, 2017, by and among the Company, Utz Quality Foods, LLC (“Parent”) and Heron Sub, Inc., a wholly-owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these post-effective amendments to remove from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, Commonwealth of Pennsylvania, on this 14th day of December, 2017.

INVENTURE FOODS, INC.

By:	/s/ Dylan Lissette
Name: Dylan Lissette
Title: Chief Executive Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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